FROM:                                       FOR:
Padilla Speer Beardsley Inc.                Synovis Life Technologies, Inc.
1101 West River Parkway                     2575 University Ave.
Minneapolis, Minnesota 55415                St. Paul, Minnesota 55114

CONTACT:                                    CONTACT:
Nancy A. Johnson                            Karen Gilles Larson, President
                                              and CEO
(612) 455-1700                              Connie Magnuson, CFO
                                            (651) 603-3700


FOR IMMEDIATE RELEASE

SYNOVIS LIFE TECHNOLOGIES ANNOUNCES 43 PERCENT
REVENUE GROWTH AND 64 PERCENT JUMP IN NET INCOME
FOR FISCAL THIRD QUARTER

COMPANY MARKS 24TH UNINTERRUPTED QUARTER OF
REVENUE GROWTH AVERAGING 36 PERCENT


         ST. PAUL, Minn., Aug. 20, 2003 -- Synovis Life Technologies, Inc. (NASDAQ: SYNO), today reported record revenue and net earnings for the third quarter and nine months ended July 31, 2003.

         Consolidated net revenue rose 43 percent to $15.3 million in the third quarter of fiscal 2003 from $10.7 million in the year-earlier period. Operating income reached $2.2 million, a 67 percent increase over the year-ago quarter. The company reported net income of $1.5 million, or 14 cents per diluted share, versus $895,000, or nine cents per diluted share, in the third quarter of fiscal 2002.

         For the first nine months of fiscal 2003, consolidated net revenue rose 53 percent to $43.0 million from $28.2 million in the first nine months of the prior year. Operating income rose to $5.3 million versus $3.2 million in the same period last year. Consolidated net income increased to $3.5 million, or 34 cents per diluted share, in the first nine months from $2.2 million, or 22 cents per diluted share, in the year-ago period.



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Synovis Life Technologies, Inc.
August 20, 2003
Page 2


         Cash provided by operating activities totaled $1.5 million in the first nine months of fiscal 2003, of which $964,000 was generated during the third fiscal quarter. Working capital demands in the first nine months of the fiscal year used $3.6 million, and the company invested $3.6 million in capital expenditures to support current and future growth.

         "Attaining 24 consecutive quarters of year-over-year revenue growth at a 36 percent average growth rate is a wonderful accomplishment for the company," said Karen Gilles Larson, Synovis Life Technologies president and chief executive officer. "The exceptional performances delivered by both the surgical and interventional businesses have made this possible. The strength of these businesses and the strategies each has in place underlie our enthusiasm as we look ahead.

         "Our R&D program has a full product pipeline and is focused on intermediate and longer-term opportunities to fuel our growth. In the interventional business, several proprietary products are in the late development stages. In the surgical business, we are developing products to deepen our position in our most important markets, and new products for the microsurgery market."

         In July, Synovis was added to the Russell 3000(R) Index. Membership in the Russell Index is determined primarily by market capitalization. The company ranked 16th on the Fortune Small Business 100, a list of the 100 fastest-growing U.S. public companies with less than $200 million in annual revenue. In addition, Synovis just ranked 22nd on the Fortune list of the 100
Fastest-Growing Companies.

SURGICAL DEVICE BUSINESS
         Surgical device business revenue increased 24 percent in the third quarter to $6.6 million from $5.3 million in the prior-year quarter. Third-quarter operating income rose to $1.4 million, gaining 59 percent over $903,000 in the year-ago period. The operating margin grew to 22 percent in the third quarter of fiscal 2003 from 17 percent a year earlier, as a result of revenue growth, higher gross margin and lower operating expenses as a percent of revenue. The surgical device business develops, manufactures and markets implantable biomaterial products, tools to facilitate cardiovascular surgeries and products for microsurgery.

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Synovis Life Technologies, Inc.
August 20, 2003
Page 3


         Sales of Peri-Strips(R), a patent-protected biomaterial device, totaled $3.2 million, a 50 percent increase over the prior-year period. For the first nine months of fiscal 2003, Peri-Strip sales climbed to $8.7 million, a 71 percent rise over the year-ago period. In addition to gastric bypass surgery, the procedure driving current growth, Peri-Strips are used in lung volume reduction surgery, a treatment for late-stage emphysema. Medicare does not reimburse the latter procedure currently, but it is still performed on a limited basis. Moreover, the company plans to seek marketing clearance for a new indication for Peri-Strips in fiscal 2004.

         Gastric bypass surgery is a treatment for morbid obesity, which affects more than 15 million Americans. Several factors are propelling Peri-Strips growth in this market. More surgeons are recognizing Peri-Strips' value in reinforcing the staple line to reduce the risk of life-threatening complications. Gastric bypass procedures are increasing, with projections indicating at least 80,000 procedures in 2003, and 110,000 to 150,000 in 2004. Finally, more gastric bypass surgeries are being performed laparoscopically, a technique requiring more Peri-Strips per procedure than an open surgical procedure.

         Sales of two emerging products -- the Coupler and Veritas(R) -- continue to show progress in their respective markets. Both products address specific needs in the medical market and are expected to generate significant revenue over the long term.

         The microsurgery product line, led by Coupler sales, grew by 35 percent in the quarter to $333,000. The Coupler is a device used by microsurgeons to connect extremely small arteries or veins without sutures, quickly, easily and with consistently excellent results. In June, a prominent microsurgeon demonstrated the Coupler in a procedure at the Second Congress of the World Society of Reconstructive Microsurgery, in Heidelberg, Germany. The company is continuing R&D work on two new versions of the Coupler. One version is designed to detect blood flow, in addition to connecting vessels. The second version is a larger-diameter Coupler to accommodate the technical requirements of cardiac use.

         Veritas has FDA marketing clearance for use in surgical procedures to treat urologic and gynecologic conditions common among post-menopausal women. Larson added, "We received the CE Mark for Veritas in May 2003. Our European distribution network has completed training, and the sales effort is beginning. In September, we will exhibit at the American Urological Society meeting in Hollywood, Florida. This meeting, reinforced by growing clinical experience, should help move this product along in this highly competitive but very attractive market."

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Synovis Life Technologies, Inc.
August 20, 2003
Page 4


INTERVENTIONAL BUSINESS
         The interventional business again demonstrated exceptional momentum in the third quarter. Interventional revenue rose to $8.7 million, a 62 percent increase over $5.3 million in the prior-year quarter. This segment generated $790,000 in quarterly operating income, an 86 percent gain over the prior-year quarter. The interventional business prototypes and manufactures coils, helices, stylets, guidewires and complex micro-wire, polymer and machined components used primarily in cardiac rhythm management, neurostimulation and vascular procedures.

         In the third quarter, the gross margin for the interventional business was 28 percent, down slightly from 29 percent in the year-ago quarter. Product mix was the primary influence on the gross margin percentage, along with the ongoing costs of all aspects of rapid business expansion. The operating margin for the interventional business was 9 percent in the third fiscal quarter, up from 8 percent in the prior-year quarter.

         Larson continued, "We have been adding capabilities at our new Puerto Rico facility in phases, as planned, while maintaining a serviceable level of these capabilities in Lino Lakes. We have an excellent staff and management team in Puerto Rico, a critical success factor. Our Lino Lakes facility continues to secure new assignments from current customers and add companies to its customer list. Development work is progressing in the interventional business on next-generation stylets and other proprietary products."

OUTLOOK FOR FISCAL 2003
         Based on the strong performance of each business segment, Synovis Life Technologies, in July, increased its revenue and earnings guidance for the fiscal year ending October 31, 2003. At current business levels, the company expects revenue of $58 million to $59 million, with earnings of $0.43 to $0.46 per diluted share in fiscal 2003. Previous fiscal 2003 guidance called for $50 million to $55 million in revenue and earnings of $0.38 to $0.41 per diluted share. The revised estimates represent a 45 to 47.5 percent annual consolidated revenue growth and a 39 to 49 percent gain in earnings per share over the previous year.

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Synovis Life Technologies, Inc.
August 20, 2003
Page 5


         Larson concluded, "In tandem, the surgical and interventional businesses are producing outstanding solid top- and bottom-line growth. Individually, both businesses are performing very well and are positioned for continuing success. The interventional business is showing strong revenue growth with a 73 percent growth rate for the nine months, while the surgical business is leading operating income growth at 140 percent for the nine months. Technologies in our R&D pipeline have a strategic fit with our current products and provide future potential."

CONFERENCE CALL AND WEBCAST
         Synovis Life Technologies, Inc., will host a live Webcast of its fiscal third-quarter conference call today, August 20, at 10:00 a.m. CT to discuss the company's fiscal third-quarter results, as well as current opportunities and the outlook for the remainder of fiscal 2003. To access the Webcast, go to the investor's portion of the company's Web site, www.synovislife.com, and click on the Webcast icon. The Webcast replay will be available from noon CT, Wednesday, August 20, until 5:00 p.m. CT, Friday, September 19.

         If you do not have access to the Internet and want to listen to an audio replay of the third-quarter conference call, dial (800) 633-8284 and enter access number 21157237. The audio replay will be available beginning at noon CT on Wednesday, August 20, through 5:00 p.m. CT on Friday, August 22.

ABOUT SYNOVIS LIFE TECHNOLOGIES

         Synovis Life Technologies, Inc., based in St. Paul, Minn., is a diversified medical device company engaged in developing, designing, manufacturing and bringing to market medical devices for the surgical and interventional treatment of disease. For additional information on Synovis Life Technologies and its businesses, visit the company's Web site at www.synovislife.com.

         Forward-looking statements contained in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements can be identified by words such as "should", "may", "will", "expect", "believe", "anticipate", "estimate", "continue", or other similar expressions. Certain important factors that could cause results to differ materially from those anticipated by the forward-looking statements made herein include the timing of product introductions, the number of certain surgical procedures performed and the level of orders from contract manufacturing customers. A full discussion of factors can be found in the company's Annual Report on Form 10-K for the year ended October 31, 2002.


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Synovis Life Technologies, Inc.
August 20, 2003
Page 6


SYNOVIS LIFE TECHNOLOGIES, INC.
Consolidated Results of Operations (unaudited)
(in thousands, except per share data)

                                                Three Months Ended                     Nine Months Ended
                                                     July 31,                              July 31,
                                              2003               2002              2003                2002
                                              ----               ----              ----                ----

Net revenue                                 $15,279           $10,679            $43,046             $28,192
Cost of revenue                               8,551             5,719             24,309              14,566
Gross margin                                  6,728             4,960             18,737              13,626
Gross margin percentage                         44%               46%                44%                 48%
Selling, general and
   administrative                             3,604             3,040             10,585               8,918
Research and development                        903               593              2,817               1,465
Operating income                              2,221             1,327              5,335               3,243
Interest, net                                   (2)                 7                (3)                  34
Income before provision for
   income taxes                               2,219             1,334              5,332               3,277

Provision for income taxes                      756               439              1,829               1,114

Net income                                  $ 1,463           $   895            $ 3,503             $ 2,163

Basic earnings per share                    $  0.15           $  0.09            $  0.36             $  0.23
Diluted earnings per share                  $  0.14           $  0.09            $  0.34             $  0.22


Weighted basic shares outstanding             9,820             9,515              9,707               9,394
Weighted diluted shares outstanding          10,519             9,949             10,308               9,859



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Synovis Life Technologies, Inc.
August 20, 2003
Page 7



Business Segment Information
(in thousands)

                                               Three Months Ended                   Nine Months Ended
                                                    July 31,                             July 31,
                                              2003             2002             2003                2002
                                              ----             ----             ----                ----

Net revenue
    Surgical device business                $ 6,608          $ 5,333         $ 19,004              $14,327
    Interventional business                   8,671            5,346           24,042               13,865
                                            -------          -------         --------              -------
    Total                                   $15,279          $10,679         $ 43,046              $28,192

Gross margin
    Surgical device business                $ 4,332          $ 3,413         $ 12,290              $ 8,903
    Interventional business                   2,396            1,547            6,447                4,723
                                            -------          -------         --------              -------
    Total                                   $ 6,728          $ 4,960         $ 18,737              $13,626

Gross margin percentage
    Surgical device business                    66%              64%              65%                  62%
    Interventional business                     28%              29%              27%                  34%
    Total                                       44%              46%              44%                  48%

Operating income
    Surgical device business                $ 1,431          $   903         $  3,633              $ 1,513
    Interventional business                     790              424            1,702                1,730
                                            -------          -------         --------              -------
    Total                                   $ 2,221          $ 1,327         $  5,335              $ 3,243






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Synovis Life Technologies, Inc.
August 20, 2003
Page 7


Consolidated Condensed Balance Sheets (unaudited)
As of July 31, 2003, and October 31, 2002
(in thousands, except share and per share data)

                                                                                    July 31,                October 31,
                                                                                      2003                     2002
                                                                                   ----------               -----------
ASSETS
Current assets:
Cash and cash equivalents                                                           $  6,716                  $  7,866
Accounts receivable, net                                                               6,176                     4,815
Inventories                                                                           11,333                     7,368
Other                                                                                  1,313                       971
                                                                                    --------                  --------
    Total current assets                                                              25,538                    21,020


Equipment and leasehold improvements, net                                             10,620                     8,408
Goodwill and other intangible assets, net                                              7,045                     7,127
Other                                                                                     23                        58
                                                                                    --------                  --------
    Total assets                                                                    $ 43,226                  $ 36,613
                                                                                    ========                  ========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses                                               $  7,504                  $  5,471
Current maturities of long-term obligations                                              329                       362
                                                                                    --------                  --------
    Total current liabilities                                                          7,833                     5,833


Long-term obligations and deferred income taxes                                          246                       482
                                                                                    --------                  --------

    Total liabilities                                                                  8,079                     6,315
                                                                                    --------                  --------
Shareholders' equity:
Preferred stock: authorized 5,000,000 shares of $.01 par
     value; none issued or outstanding at both dates
                                                                                       --                         --
Common stock: authorized 20,000,000 shares of $.01 par value;
     issued and outstanding, 9,877,741 and 9,586,222
     at July 31, 2003 and October 31, 2002, respectively                                  99                        96
Additional paid-in capital                                                            32,528                    31,190
Unearned compensation                                                                     (2)                       (7)
Retained earnings (accumulated deficit)                                                2,522                      (981)
                                                                                    --------                  --------
    Total shareholders' equity                                                        35,147                    30,298
                                                                                    --------                  --------
    Total liabilities and shareholders' equity                                      $ 43,226                  $ 36,613
                                                                                    ========                  ========


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